Exhibit 10.6

EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement (the “Agreement”) is made and entered into as of June 26, 2018 (the “Effective Date”) by and between Aquestive Therapeutics, Inc. (the “Company”), and Daniel Barber (the “Executive”).

WITNESSETH:

WHEREAS, the Executive is currently employed by the Company as its Senior Vice President, Chief Strategy and Development Officer; and

WHEREAS, the parties desire that the Executive continue to be employed by the Company as its Senior Vice President, Chief Strategy and Development Officer upon the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein set forth, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto, intending to be legally bound, hereby agree as follows:

1.          Employment.  During the Employment Term (as hereinafter defined), the Executive agrees to be employed by and to serve the Company as its Senior Vice President, Chief Strategy and Development Officer, and the Company agrees to employ and retain Executive in such capacity. The Executive shall report directly to the Chief Executive Officer of the Company (the “CEO”).  The Executive shall: (i) devote the Executive’s entire business time, energy and skill to the affairs of the Company; (ii) faithfully, loyally, and industriously perform all duties incident to the position of Senior Vice President, Chief Strategy and Development Officer, as well as any other duties consistent with the stature and responsibility of the Executive's position as may from time to time be assigned by the CEO; and (iii) comply with the Company’s policies in effect from time to time. Notwithstanding any provision herein to the contrary, Executive shall not be precluded from devoting reasonable periods of time required for serving as a member of one or more advisory boards or boards of directors of companies or organizations or engaging in other minor business activities, so long as such memberships or activities do not interfere with the performance of Executive's duties hereunder and are not directly or indirectly competitive with, nor contrary to, the business or other interests of the Company, subject to prior approval by the CEO.

2.          Employment Term.  The term of this Agreement shall begin on the Effective Date and continue until terminated in accordance with this Agreement (the “Employment Term”).

3.          Compensation.

A.          Base Salary.  The Company shall pay Executive a base salary (the “Base Salary”) at a rate of $320,000 per annum, payable in accordance with the standard payroll practices of the Company. Executive’s Base Salary shall be increased to a rate of $340,000 per annum after the completion of an initial public offering and sale of the capital stock of the Company (an “IPO”).  The Board of Directors of the Company (the “Board”) and/or the Compensation Committee of the Board (the “Compensation Committee”) will review Executive's Base Salary at least annually and, with recommendations from the CEO, may increase but not decrease the then current annual rate.

B.          Annual Bonus.  Executive shall be eligible for a target annual performance bonus (the “Annual Bonus”) of at least thirty-five percent (35%) of Executive's Base Salary for each calendar year, provided the Company and Executive each achieves performance targets established by the Board and/or the Compensation Committee, with recommendations from the CEO for the Company and Executive. Executive’s target Annual Bonus shall be increased to a rate of fifty percent (50%) of Executive’s Base Salary for each calendar year after the completion of an IPO, provided the Company and Executive each achieves performance targets established by the Board and/or the Compensation Committee, with recommendations from the CEO for the Company and Executive.  The Annual Bonus amount, if any, for a calendar year will be determined by the Board and/or the Compensation Committee with recommendations from the CEO and paid by the Company by March 15th of the following calendar year, unless it is administratively impracticable to determine and/or make the payment by such date. Except as otherwise provided by this Agreement, the Executive must be employed by the Company on the day any Annual Bonus payment is due and payable in order to receive said bonus payment. If the Company exceeds established performance targets, the Board and/or the Compensation Committee may, in its sole discretion, with recommendations from the CEO, increase the amount of the Annual Bonus.

C.          Award of Non-Voting Common Stock.  Executive has previously been awarded Non-Voting Common Stock, par value $.001 per share, of the Company (the “Non-Voting Common Stock”) equal to 0.47% of the issued and outstanding capital securities of the Company as of the time of grant of the Non-Voting Common Stock. Each share of Non-Voting Common Stock awarded to the Executive will become one share of voting common stock, par value $.001 per share, of the Company upon completion of an initial public offering and sale of the capital stock of the Company (an “IPO”).  The Executive shall be eligible for awards of additional shares of Non-Voting Common Stock and to participate in other employee incentive plans and equity-based compensation awards of the Company during the Employment Term at the times and in the amounts as the Board and/or the Compensation Committee in its sole discretion, with recommendations from the CEO, shall determine. The award of the shares of Non-Voting Common Stock is governed by the Shareholders Agreement dated as of April 19, 2018 by and among the Company, the Executive and other parties who are signatories thereto, and all amendments, supplements, and revisions thereto, attached hereto as Exhibit A and incorporated herein by reference.

4.          Additional Benefits.

A.          Executive Benefits.  During the Employment Term, Executive shall be eligible to participate in such employee benefit plans as are generally available to other senior executives of the Company.

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B.          Paid Time Off.  The Executive will be allowed to take up to four weeks of vacation each year, and shall be eligible for such sick leave and other paid time off in accordance with the Company’ policies applicable to other executives generally.

C.          Expense Reimbursement.  The Company will pay or reimburse Executive for reasonable expenses incurred by Executive in connection with the performance of the Executive’s duties and responsibilities under this Agreement, subject to presentation of vouchers and compliance with generally applicable business expense reimbursement policies of the Company.

D.          Piggyback Registration Rights.  Effective upon execution and delivery to the Company by Executive of the Registration Rights Agreement in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), Executive shall have the piggyback registration rights described under, subject to the terms and conditions set forth in, the Registration Rights Agreement.

5.          Termination.

A.          Termination for Cause.  The Company may terminate Executive's employment for “Cause” if Executive:

(i)  is convicted of or pleads nolo contendre to a felony (or its equivalent under applicable state law);

(ii)  commits fraud or a material act or omission involving dishonesty with respect to the Company or any of its respective employees, customers or affiliates;

(iii)  willfully and repeatedly fails or refuses to carry out the material responsibilities of Executive's employment by the Company (except where due to physical or mental incapacity);

(iv)  engages in willful misconduct or a pattern of behavior which in either case has had or is reasonably likely to have a significant adverse effect on the Company;

(v)  willfully engages in any act or omission which is in material violation of the Company’s policy, including but not limited to engaging in insider trading transactions or disseminating inside information; or

(vi) commits a material breach of Executive's material obligations under this Agreement, including but not limited to Section 8.

A decision to terminate the Executive's employment for Cause shall be made, if at all, by the CEO, after consultation with the Board, upon reasonable notice to Executive and an opportunity for Executive, together with counsel, to be heard by the CEO, and the CEO finding that, in his good faith opinion, Executive engaged in conduct set forth above and specifying the particulars thereof in reasonable detail.  If the act or omission giving rise to the termination for Cause is curable by Executive, the Company will provide thirty (30) days’ written notice to Executive of the Company’s intent to terminate the Executive for Cause, with an explanation of the reason(s) for the termination for Cause and, if Executive cures the act or omission within the 30-day notice period, the Company will rescind the notice of termination and Executive's employment will not be terminated for Cause at the end of the 30-day notice period. If Executive has previously been afforded the opportunity to cure particular behavior and successfully cured under this provision, the Company will have no obligation to provide Executive with notice and an opportunity to cure a recurrence of that behavior prior to a termination for Cause. For purposes of this Section 5(A), an action or inaction shall not be treated as “willful misconduct” if authorized by the CEO or the Board, or taken by Executive in the good faith belief that it was in, or not opposed to, the best interests of the Company.

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B.          Termination by Reason of Permanent Disability.  In a manner consistent with the Americans with Disabilities Act and the Family and Medical Leave Act, this Agreement may be terminated at the Company’s option immediately upon notice to Executive if Executive shall suffer a Permanent Disability. For purposes of this Agreement, the term “Permanent Disability” shall mean the Executive's inability to perform the essential functions of the Executive’s job under this Agreement, with or without reasonable accommodation, for a period of 150 consecutive days or for an aggregate of 180 days, whether or not consecutive, in any twelve (12) month period, due to illness, accident or other physical or mental incapacity, as determined by a duly licensed physician mutually agreed to by both the Executive and the Company.

C.          Termination by Reason of Death.  In the event of the Executive's death, the Executive's employment shall be deemed to have terminated on the date of Executive's death.

D.          Voluntary Resignation.  Executive may terminate this Agreement at any time, subject to providing thirty (30) days' written notice to the Company. The Company may waive such notice and/or set an earlier termination date, without pay in lieu of notice.

E.          Termination without Cause.  The Company may terminate Executive's employment under this Agreement at any time without Cause upon thirty (30) days’ prior written notice to Executive. The Company, at its sole discretion, may relieve Executive of the Executive’s active duties during the notice period.  Executive's termination without Cause will be effective upon the expiration of the 30-day notice period. For purposes of this Agreement, a termination of employment by the Company that purports to be for Cause, but is not in full compliance with all of the substantive and procedural requirements relating to a termination for Cause under this Agreement, shall be treated as a termination of employment without Cause.

F.          Termination for Good Reason.  The Executive may terminate the Executive’s employment under this Agreement at any time for Good Reason upon the occurrence (or within 180 days following the occurrence, provided that the Executive furnishes the Company with written notice of the Executive’s belief that grounds for a Good Reason termination by the Executive exists no later than sixty (60) days after becoming aware of the occurrence) of any one or more of the following acts or omissions which, if curable, is not cured within thirty (30) days after notice of the occurrence is provided by Executive: (1) any action by the Company which results in a material diminution in Executive's position, authority, duties or responsibilities as Senior Vice President, Chief Strategy and Development Officer of the Company (including status, offices, titles and reporting requirements contemplated by this Agreement); (2) a material breach by the Company of its obligations under this Agreement, including, without limitation, a reduction of Executive's Base Salary or target bonus opportunity in violation of this Agreement; or (3) the Company requiring the Executive to be based at any office location that is more than fifty (50) miles from its current headquarters in Warren, New Jersey, except for travel reasonably required in connection with the performance of the Executive's responsibilities hereunder.  Notwithstanding the foregoing, if a “Change in Control” (as hereinafter defined) occurs, the Executive will not have “Good Reason” to terminate the Executive’s employment under this Agreement merely because the Executive reports to a senior executive officer of a company that acquires the Company.

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6.          Obligations of the Company Upon Termination.

A.          Termination for Cause.  In the event that the Executive's employment under this Agreement is terminated for Cause, the Company shall have no obligation to pay the Base Salary or any other compensation provided under this Agreement, to or for the benefit of the Executive, for any period after the effective date of such termination, or to pay the Target Annual Bonus or any other bonus or incentive compensation for the fiscal year in which such termination occurs; provided, however, that the Company shall promptly provide: (i) all Base Salary earned by the Executive through the effective date of such termination; (ii) any unpaid Annual Bonus earned by the Executive for the year preceding the year in which the Executive’s employment terminates; and (iii) any benefits under any plans of the Company in which the Executive is a participant, consistent with the Executive's (or the Executive’s beneficiaries’) rights under such plans.

B.          Termination by Reason of Death or Permanent Disability.  In the event that the Executive's employment under this Agreement terminates due to the Executive’s death or is terminated by the Company due to the Executive's Permanent Disability, the Company shall, within five (5) business days following such termination, provide to the Executive (or the Executive’s estate or other beneficiaries, as the case may be): (i) a cash payment consisting of the sum of any previously unpaid Base Salary earned by the Executive through the date on which the Executive’s employment terminates, any unpaid Annual Bonus earned by the Executive for the year preceding the year in which the Executive’s employment terminates, and any accrued and unused vacation pay for the year in which the Executive’s employment terminates; (ii) any benefits under any plans of the Company in which the Executive is a participant, to the full extent of the Executive's (or the Executive’s beneficiaries') rights under such plans; (iii) a cash payment consisting of the Executive's Target Annual Bonus for the year of termination, pro-rated for the number of days the Executive is employed during the calendar year in which the Executive’s employment terminates (“Pro Rata Bonus”); and (iv) accelerated vesting of all outstanding stock options, restricted stock units (“RSUs”), stock appreciation rights (“SAR”), restricted stock (“Restricted Stock”) and other equity-based compensation awards as if the Executive's employment had continued through the end of the year in which the Executive’s employment terminates or, in the case of any such award that is subject to “cliff vesting,” on a pro rata basis determined by a fraction the numerator of which is the number of days during such vesting period, and the denominator of which is the total number of days in the vesting period that have elapsed as of the date the Executive’s employment terminates.  Notwithstanding the immediately preceding sentence, with respect to any unvested stock options, RSUs, SARs, Restricted Stock and other equity-based compensation that are unvested at the time of termination of employment under this Section 6(B), and which are subject to a performance condition or performance period that ends at or after the date of employment termination, such awards will be assumed to have been achieved at “target”, and the Executive will be entitled to receive a pro rata share of such awards, determined by a fraction the numerator of which is the number of days during the performance period in which Executive was employed, and the denominator of which is the total number of days in the performance period.  Stock options, SARs and other equity-based compensation awards that are or become vested upon termination of the Executive's employment due to death or Permanent Disability will be exercisable (if applicable) for at least one year after the date of such termination or, if earlier, until the expiration of the stated term of the award.

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C.          Voluntary Resignation.  In the event that the Executive voluntarily resigns from the Executive’s employment with the Company, the Company may, at its discretion, continue the Executive's employment with the Company for any part or the full duration of the 30-day notice period required under Section 5(D). In the event of said termination, the Company shall have no obligation to pay the Base Salary or any other compensation provided under this Agreement to or for the benefit of the Executive for any period after such termination; provided, however, that the Company shall promptly provide: (i) all Base Salary earned by the Executive through the date of such termination; and (ii) any benefits under any plans of the Company in which Executive is a participant, to the full extent of the Executive's (or the Executive’s beneficiaries’) rights under such plans.

D.          Termination by the Company Without Cause or by Executive for Good Reason--Unrelated to Change in Control. In the event that the Executive's employment under this Agreement is terminated by the Company without Cause (pursuant to Section 5(E)) or by the Executive for Good Reason (pursuant to Section 5(F)), the Company shall provide to the Executive: (i) a cash payment consisting of the sum of any previously unpaid Base Salary earned by the Executive through the date on which the Executive’s employment terminates, any unpaid Annual Bonus earned by the Executive for the year preceding the year in which the Executive’s employment terminates, and any accrued and unused vacation pay for the year in which the Executive’s employment terminates; (ii) any benefits under any plans of the Company in which the Executive is a participant, to the full extent of the Executive's (or the Executive’s beneficiaries') rights under such plans; (iii) a cash payment consisting of the Executive's Pro Rata Bonus for the year of termination; (iv) monthly payments for a period of twelve (12) months (the “Severance Period”) following the termination of Executive's employment equal to 1/12 of the sum of Executive's Base Salary and Target Annual Bonus (in each case determined without regard to any reduction prior to the termination of Executive's employment); (v) continuing coverage under the Company’s group health and life insurance plans in which the Executive is a participant immediately before the termination of the Executive’s employment (or any successor plans), at the same levels and on the same terms and conditions as are provided to similarly situated executives during the Severance Period (or, if such coverage is not permitted by law or the applicable plan, the cash equivalent of such coverage, grossed up if and to the extent necessary to negate the tax impact of such payment and to negate the tax impact of the gross-up payment); and (vi) full and immediate vesting of outstanding unvested stock options, RSUs, SARs, Restricted Stock and other equity-based compensation awards with any such stock options, SARs and other equity-based compensation awards that are or become vested upon termination of the Executive's employment by the Company without Cause or by the Executive for Good Reason remaining exercisable, as applicable, for at least one year after the date the Executive's employment terminates or, if earlier, until the expiration of the stated term of the award. Notwithstanding the immediately preceding sentence, with respect to any unvested stock options, RSUs, SARs, Restricted Stock and other equity-based compensation that are unvested at the time of termination of employment under this Section 6(D), and which are subject to a performance condition or performance period that ends at or after the date of employment termination, such awards will be assumed to have been achieved at “target.”  The payments and benefits described in parts (iv) – (vi) of this subsection shall be conditioned upon and subject to the Executive's continuing compliance with the Executive’s obligations under Section 8 of this Agreement, and the Executive's execution and delivery of a general release substantially in the form annexed hereto as Exhibit C.

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E.          Termination in Conjunction with a Change in Control.

(1)  Severance Protection Upon Involuntary Termination. In the event that, during the period beginning one hundred and eighty (180) days before the effective date of a Change in Control and ending twelve (12) months following the effective date of a Change in Control, the Executive's employment is terminated by the Company without Cause (pursuant to Section 5(E)) or by the Executive for Good Reason (pursuant to Section 5(F)), the Executive shall be entitled to the payments and benefits described in the preceding Section 6(D) except (i) in lieu of the severance payments described in Section 6(D)(iv), Executive will be entitled to receive an immediate cash payment of an amount equal to twelve (12) months of the Executive's Base Salary and 1.0 times the Target Annual Bonus (in each case determined without regard to any reduction prior to the termination of Executive's employment); and (ii) the benefit continuation period described in Section 6(D)(v) shall commence on the date the Executive's employment terminates and expire twelve (12) months from such date of termination. The payments and benefits described in the preceding sentence and in Sections 6(D)(iv) and 6(D)(v) and the single sum severance payment described in the preceding sentence shall be conditioned upon and subject to the Executive's continuing compliance with the Executive’s obligations under Section 8 of this Agreement, and the Executive's execution and delivery of a general release substantially in the form annexed hereto as Exhibit C.

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(2)  Definition of Change in Control. For the purposes of this Agreement, a “Change in Control” shall be deemed to have occurred if (a) any person (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (“Exchange Act”)), or group (within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)), becomes, in any 12-month period ending on the date of the most recent acquisition of the voting securities of the Company or any successor entity by such person, persons, or group, directly or indirectly, the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of the outstanding voting securities of the Company or successor entity; (b) there shall have been consummated a consolidation, merger or reorganization of the Company or any successor entity, unless the holders of the equity interests of the Company or successor entity, immediately before such consolidation, merger or reorganization own, directly or indirectly, at least a majority of the outstanding voting securities or at least a majority of the aggregate fair market value of the corporation or other entity resulting from such consolidation, merger or reorganization; (c) during any 12-month period prior to an IPO (i) Bratton Capital Management L.P. (“Bratton”), or affiliates thereof, cease to beneficially own, directly or indirectly, at least a majority of the outstanding voting securities of, or cease to maintain the right to direct the management of, MonoSolRx Genpar, L.P. (the sole manager of Aquestive Partners, LLC (“APL’), the parent company of the Company as of the Effective Date), or any successor or other or additional manager or managers (or their equivalent) of APL or any successor entity and (ii) if satisfaction of a “change in effective control” is necessary in order to avoid noncompliance with the requirements of Section 409A of the Code, individuals who, as of the Effective Date, constitute the entire Board of the Company (the “Incumbent Board”) cease to constitute a majority of the Board or equivalent governing body; provided that (A) any individual becoming a member of the Board or equivalent governing body subsequent to the Effective Date whose appointment was made by a Bratton entity or an affiliate thereof referred to in subclause (i) above or was otherwise approved by at least a majority of the individuals then comprising the Incumbent Board or equivalent governing body shall be considered as though such individual were a member of the Incumbent Board or equivalent governing body as of the Effective Date, and (B) the voluntary resignation of the Executive from the Board, if a member thereof, shall not be considered for purposes of this subclause (ii); or (d) a sale, transfer, liquidation or other disposition of the Company or successor entity’s assets and properties representing all or substantially all of the aggregate fair market value of such assets and properties is consummated during any 12-month period; provided, however, that no “Change in Control” shall be deemed to have occurred under this Section 6(E)(2) unless such occurrence, event or condition shall constitute a change in the ownership or effective control of the Company or any successor entity or a change in the ownership of a substantial portion of the Company or successor entity’s assets, each as determined under Section 409A(a)(2)(A)(v) of the Code.

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F.          409A Compliance. The Company shall take all reasonable actions to ensure that none of the amounts earned or payable under this Agreement or under any Company stock purchase, compensation or other equity incentive plan will violate Section 409A of the Code. To the extent necessary to comply with the restriction in Section 409A(a)(2)(B) of the Code concerning payments to “specified employees,” any amounts payable on account of the Executive's separation from service shall be paid (or commence to be paid in the case of any payments to be made in installments) on the first business day of the seventh month following the Executive's date of termination (or death, if earlier) and the first such payment shall include the cumulative amount of any payments that would have been made prior to such date if not for such restriction, together with interest at an annual rate equal to the minimum rate required by the Code in order to avoid the imputation of interest on short-term loans between employers and employees.  The date of the Executive’s termination of employment shall be determined in accordance with Treasury Regulation Section 1.409A-1(h).  Except as otherwise provide herein, any payment required as a result of a termination of employment will be made (or, with respect to any payments to be made in installments under this Agreement, commenced) within 45 days following such event.  Notwithstanding anything else herein to the contrary, to the extent that any payments due under the terms of this Agreement are conditioned upon the delivery and non-revocation of a release, and if any of those payments are determined to be nonqualified deferred compensation that is subject to the requirements of Section 409A of the Code, and if the period for consideration and revocation of such release spans two calendar years, then any such payment shall not be made until the later of (i) the end of the revocation period following delivery of the release, or (ii) the first business day of the second calendar year.

G.          Value of Insurance Coverage During Severance Period.  To the extent any medical or dental plan covering any post-employment period is a “self-insured medical reimbursement plan” under Section 105(h) of the Code, and such coverage would be discriminatory thereunder, the value of the insurance coverage during the post-termination coverage period (based upon premium value) shall be reported as taxable income to the Executive, and the Company shall pay the Executive promptly no later than January 15th of the year of coverage, such additional cash payments as are necessary for the Executive to receive the same net after-tax benefits (taking into account all federal, state and local income, excise and employment taxes) that the Executive would have received under such plans if the Executive had continued to receive such plan benefits while employed with the Company; provided that any such additional cash payment that would be so immediately paid shall be subject to the provisions of Section 6(F) in connection with compliance with Section 409A of the Code.

7.          Section 280G.

A.          Notwithstanding any other provision of this Agreement or any other plan, arrangement or agreement to the contrary, if any of the payments or benefits provided or to be provided by the Company or its affiliates or subsidiaries to the Executive or for the Executive's benefit pursuant to the terms of this Agreement or otherwise, including, without limitation, payments in connection with a Change in Control or the vesting of shares of Restricted Stock, RSUs, SARs, stock options or other equity awards or other non-cash benefits or property), whether pursuant to the terms of this Agreement or any other plan, arrangement, or agreement with the Company or any affiliated company (the “Total Payments”) (“Covered Payments”) constitute parachute payments (“Parachute Payments”) within the meaning of Section 280G of the Code and would, but for this Section 7, be subject to the excise tax imposed under Section 4999 of the Code (or any successor provision thereto) or any similar tax imposed by state or local law or any interest or penalties with respect to such taxes (collectively, the “Excise Tax”), then prior to making the Covered Payments, a calculation shall be made comparing (i) the Net Benefit (as defined below) to the Executive of the Covered Payments after payment of the Excise Tax to (ii) the Net Benefit to the Executive if the Covered Payments are limited to the extent necessary to avoid being subject to the Excise Tax.  If the amount calculated under (i) above is less than the amount under (ii) above, then the Covered Payments will be reduced or cut back by the minimum extent necessary to ensure that no portion of the Covered Payments is subject to the Excise Tax (that amount, the “Reduced Amount”).  “Net Benefit” shall mean the present value of the Covered Payments net of all federal, state, local, foreign income, employment and excise taxes.

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B.          Any such reduction shall be made in accordance with Section 409A of the Code and the following:

(i)          the Covered Payments which do not constitute nonqualified deferred compensation subject to Section 409A of the Code shall be reduced first; and

(ii)          all other Covered Payments shall then be reduced as follows: (A) cash payments shall be reduced before non-cash payments; and (B) payments to be made on a later payment date shall be reduced before payments to be made on an earlier payment date.

C.          Any determination required under this Section 7 shall be made in writing in good faith by an independent accounting firm selected by the Company (the “Accountants”). The Company and the Executive shall provide the Accountants with such information and documents as the Accountants may reasonably request in order to make a determination under this Section 7. For purposes of making the calculations and determinations required by this Section 7, the Accountants may rely on reasonable, good faith assumptions and approximations concerning the application of Section 280G and Section 4999 of the Code. The Accountants' determinations shall be final and binding on the Company and the Executive. The Company shall be responsible for all fees and expenses incurred by the Accountants in connection with the calculations required by this Section 7.

D.          It is possible that after the determinations and selections made pursuant to this Section 7 the Executive will receive Covered Payments that are in the aggregate more than the amount provided for under this Section 7 (“Overpayment”) or less than the amount provided for under this Section 7 (“Underpayment”).

(i)          In the event that: (A) the Accountants determine, based upon the assertion of a deficiency by the Internal Revenue Service against either the Company or the Executive which the Accountants believe has a high probability of success, that an Overpayment has been made or (B) it is established pursuant to a final determination of a court or an Internal Revenue Service proceeding that has been finally and conclusively resolved that an Overpayment has been made, then the Executive shall pay any such Overpayment to the Company.

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(ii)          In the event that: (A) the Accountants, based upon controlling precedent or substantial authority, determine that an Underpayment has occurred or (B) a court of competent jurisdiction determines that an Underpayment has occurred, any such Underpayment, together with penalties accruing thereon, if any, plus interest at the applicable federal rate (as defined in Section 7872(f)(2)(A) of the Code) from the date the amount would have otherwise been paid to the Executive until the payment date, will be paid promptly by the Company to or for the benefit of the Executive.

E.          The Company shall have the right to control all proceedings with the Internal Revenue Service that may arise in connection with the determination and assessment of any Excise Tax and, at its sole option, the Company may pursue or forgo any and all administrative appeals, proceedings, hearings, and conferences with any taxing authority in respect of such Excise Tax (including any interest or penalties thereon).  Executive shall cooperate with the Company in any proceedings relating to the determination and assessment of any Excise Tax and shall not take any position or action that would materially increase the amount of any Overpayment or Underpayment.

8.          Covenants of the Executive.  In order to induce the Company to enter into this Agreement and continue to employ the Executive hereunder, the Executive hereby covenants and agrees as follows. For all purposes under this Section 8 herein, references to “Company” shall be deemed to include the Company’s wholly-owned subsidiaries, if any, and the Company’s “business” shall mean film based delivery systems to deliver drug actives, nutraceuticals, cosmaceuticals or flavors, and soluble film based packaging systems and such other lines of business in which the Company or its wholly-owned subsidiaries, if any, is actively engaged or actively pursuing and with respect to which Executive has oversight responsibility or is otherwise substantively involved.

A.          Non-Competition.  During the Employment Term, including any extensions thereof, and for a period of twelve (12) months immediately following the termination of Executive's employment under this Agreement for any reason other than death (the “Restrictive Period”), except as provided herein, Executive shall not directly or indirectly: (a) engage in or in any manner be connected or concerned, whether as an officer, director, stockholder, partner, owner, employee, advisor, creditor, or otherwise with the development, operation, management, or conduct of any business in the United States that competes with the business of the Company being conducted at the time of such termination; (b) solicit or otherwise attempt to divert business from or interfere in the Company relationship with any supplier of the Company or any customer served by the Company or and potential customer identified by the Company during the period of Executive's employment hereunder; or (c) solicit, hire or otherwise interfere with the Company relationship with any person then or previously employed by the Company; provided, however, that, after the termination of Executive's employment, Executive shall not be bound by the Covenant set forth in this subparagraph following a material breach by the Company of any of its obligations to the Executive hereunder or in the event of the cessation or dissolution of the Company business. As used herein, “cessation or dissolution” means total liquidation of the Company and does not include a cessation of business due to any Change in Control. Nothing contained herein shall prohibit Executive from owning up to 3% of the stock of a publicly traded company that competes with the business of the Company or, following the termination of the Executive’s employment with the Company, prevent the Executive from being employed by or otherwise affiliated with a line of business of another company that engages in multiple lines of business so long as the Executive is not employed by, does not provide services with respect to and is not otherwise involved in the line or lines of business of such other company that compete with the Company.

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B.          Confidentiality.  During the Employment Term, and following the termination of this Agreement for any reason for as long as the information remains confidential, Executive shall not make any use, for the Executive’s own benefit or for the benefit of a business or entity other than the Company, of any verbal or written secret or confidential information. Such confidential information shall include, but not be limited to, customer lists, trade secrets, sales, marketing or consignment information, vendor lists or operational resource information, forms, processes or procedures, budget and financial statements or information, files, records, documents, compilation of data, engineering drawings, computer print-outs, or any other data of or pertaining to the Company, its business, customers and financial affairs, or its services not generally known within the Company’s trade and which was acquired by the Executive during the Executive’s affiliation with the Company. Executive shall not remove from the Company premises or retain without the Company’s written consent any of the Company’s confidential information as defined herein, or copies thereof or extracts therefrom. Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge, or data of the Company or its business or production operations obtained by Executive during the Executive’s employment by the Company, which shall not be generally known to the public or recognized as standard practice (whether or not developed by Executive) and shall not, during the Executive’s employment hereunder or after the termination of such employment, communicate or divulge any such information, knowledge or data to any person, firm or corporation other than the Company or persons, firms or corporations designated by the Company. Executive acknowledges that this information is treated as confidential by the Company, that the Company takes meaningful steps to protect the confidentiality of this information, and that the Company has at all times directed Executive to maintain the confidentiality of this information. Immediately upon termination of this Agreement, Executive shall return all of the Company’s property to it, including any and all copies of said property.  Notwithstanding this provision or any provision in this Agreement to the contrary, nothing contained in this Agreement is intended to nor shall it limit or prohibit the Executive, or waive any right on his part, to make any good faith reports to, initiate or engage in communication with, respond to any inquiry from, otherwise provide information to, participate in any investigation or proceeding that may be conducted by, or obtain any monetary recovery from, any federal or state regulatory, self-regulatory, or enforcement agency or authority, as provided for, protected under or warranted by applicable law, in all events without notice to or consent of the Company.

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C.          Ownership of Work Product.  Executive agrees that the Company shall own all intellectual property including trade secrets, patents, patentable inventions, discoveries and improvements that relate to the Company’s business that Executive conceives, develops during the period of the Executive’s employment with the Company or delivers to the Company while performing services pursuant to this Agreement (“Work Product”). Executive further agrees to deliver to the Company, and that the Company shall thereafter own for all purposes, all Work Product conceived or developed by the Executive relating to the business of the Company which does not otherwise belong to Employee's former employer or to which the former employer has no legal right or claim. Executive hereby irrevocably extinguishes for the benefit of the Company and its assigns any moral right to the Work Product recognized by applicable law. All Work Product shall be considered a work made for hire by Executive and owned by the Company. If any of the Work Product may not, by operation of law, be considered work made for hire by Executive for the Company, or if ownership of all right, title and interest of the intellectual property rights therein shall not otherwise vest exclusively in the Company, Executive agrees to assign, and upon creation thereof automatically assign, without further consideration, the ownership of all trade secrets, copyrights, patentable inventions, and other intellectual property rights therein to the Company, its successors and assigns. The Company, its successors, and assigns, shall have the right to obtain and hold in its or their own name copyrights, patents, registrations and any other protection available in the foregoing. For purposes hereof, a “trade secret” shall mean any information, including, but not limited to, technical or nontechnical data, formulae, patterns, compilations, programs, devices, methods, techniques, drawings. processes, financial data, financial plans, product plans or lists of actual or potential customers or suppliers that derive economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from their disclosure or use and are the subject of efforts that are reasonable under the circumstances to maintain their secrecy. Executive agrees to perform, upon the reasonable request of the Company and at no cost to the Company (other than travel out of pocket costs where applicable), during or after the period(s) that this Agreement remains in effect, such further acts as may be necessary or desirable to transfer, perfect and defend the Company’s ownership of Work Product, or to enforce the Company’s Work Product against third parties. When requested, Executive shall promptly and at no cost to the Company (other than travel out of pocket costs, where applicable): (a) execute, acknowledge and deliver any requested affidavits and documents of assignment and conveyance; (b) obtain and aid in the enforcement of copyright and, if applicable, patents with respect to the Work Product in any countries; (c) provide testimony in connection with any enforcement proceeding or any proceeding affecting the right, title or interest of the Company in any Work Product; and (d) perform any other acts deemed necessary or desirable to carry out the purposes of this Agreement.

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D.          Inventions. All discoveries, designs, improvements, ideas and inventions, whether patentable or not, relating to (or suggested by or resulting from) products, services, or other technology of the Company or relating to (or suggested by or resulting from) methods or processes used or usable in connection with the business of the Company that have been, or may be, conceived, developed or made by Executive during the Employment Term (hereinafter “Inventions”), either solely or jointly with others, shall automatically become the sole property of the Company. Executive shall immediately disclose to the Company all such Inventions and shall, without additional compensation, execute all assignments and other documents deemed necessary by the Company to perfect the Company’s title thereto, or to the patents issued thereon, or to otherwise secure and protect the Company’s  property rights therein. These obligations shall continue beyond the termination of Executive's employment with respect to Inventions conceived, developed or made by Executive during employment with the Company. The Company acknowledges and agrees that the provisions of this paragraph shall not apply to any invention for which no equipment, supplies, facilities or trade secret (or proprietary) information of the Company is used by Executive and which is developed entirely on Executive's own time, unless (a) such invention related to the business of the Company or to the Company’s actual or demonstrably anticipated research or development; or (b) such invention results from any work performed by Executive for the Company.

E.          Acknowledgment.  Executive acknowledges that all of the restrictions set forth in this Section entitled “Covenants of the Executive” are reasonable in scope, both individually and in the aggregate, and essential to the preservation of the Company’s business and proprietary interests and that the enforcement thereof will not in any manner preclude Executive, in the event of Executive's termination of employment with the Company for any reason, from becoming gainfully employed in such manner and to such extent as to provide a standard of living for himself, the members of the Executive’s family, and those dependent upon the Executive of at least the sort and fashion to which the Executive and they have become accustomed and may expect. The Company and the Executive further agree that if any particular provision or portion of this Section 8 shall be adjudicated to be invalid or unenforceable, such adjudication shall apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made. The Company and Executive also agree that in the event that any restriction herein shall be found to be void or unenforceable if some part or parts thereof were deleted or the period or area of application reduced, such restriction shall apply with such modification as may be necessary to make it valid and enforceable to the fullest extent possible consonant with applicable law.  In addition, pursuant to the Defend Trade Secrets Act of 2016, the parties acknowledge that (a) an individual may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (i) is made in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney and solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding; and (b) an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the employer’s trade secrets to the attorney and use the trade secret information in the court proceeding if the individual: (i) files any document containing the trade secret under seal; and (ii) does not disclose the trade secret, except pursuant to court order.

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F.          Representations and Warranties.  Executive represents and warrants to the Company as follows: (a) Executive is under no contractual or other restriction or obligation which may conflict with or be inconsistent with the execution of this Agreement or with the performing of any duties for the Company, or any other rights of the Company; and (b) neither the Company nor any of its affiliates nor any of their respective officers, directors, employees, agents or employees has requested that Executive communicate or otherwise make available to any such parties at any time any proprietary information, data, trade secrets, or other confidential information belonging to Executive's former employers or others.

G.          Severability.  All of the covenants of Executive contained in this Section entitled “Covenants of the Executive” shall each be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants. Both parties hereby expressly agree that it is not the intention of either party to violate any public policy, statutory or common law. If any sentence, paragraph, clause or combination of the same of this Agreement is in violation of the law of any state where applicable, such sentence, paragraph, clause or combination of the same shall be void in the jurisdictions where it is unlawful, and the remainder of such paragraph and this Agreement shall remain binding on the parties to the extent that it may be lawfully done under existing applicable laws. In the event that any part of any covenant of this Agreement is determined by a court of law to be overly broad thereby making the covenant unenforceable, the parties hereto agree, and it is their desire that such court shall substitute a judicially enforceable limitation in its place, and that as so modified the covenant shall be binding upon the parties as if originally set forth herein.

H.          Remedies.  The Executive agrees that irreparable harm would result from any breach by Executive of the covenants of this Section 8 in particular, and this Agreement in general, and that monetary damages alone would not provide the Company adequate relief for any such breach. Accordingly, if Executive breaches any covenant in this Section 8, the parties acknowledge that equitable or injunctive relief in favor of the Company is a proper remedy, and nothing in this Agreement shall be construed as precluding the Company from seeking such equitable or injunctive relief in a court of competent jurisdiction for Executive's violations of Section 8. Any award of equitable or injunctive relief shall not preclude the Company from seeking or recovering any lawful compensatory damages that may have resulted from a breach of the covenants of this Agreement. Any waiver or failure to seek enforcement or remedy for any breach or suspected breach of any covenant of Executive in this Agreement shall not be deemed a waiver of such provision in the future. Furthermore, the existence of any claim of Executive against the Company, whether based upon this Agreement or otherwise, shall not operate as a defense to the Company enforcement of any provision of this Agreement. Proceedings seeking equitable and injunctive relief to enforce the terms of this Section 8 may be brought in any court of competent jurisdiction.

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9.         Indemnification.  Subject to the Company by-laws, to the fullest extent allowed or permitted under any provision of applicable law, the Company shall indemnify Executive against any losses, claims, damages or liabilities, or expenses (including reasonable attorneys’ fees) incurred by Executive arising out of any claim based upon acts performed or omitted to be performed by Executive in connection with the Executive’s employment with the Company.

10.          Attorneys' Fees.  In any action brought by any party under this Agreement to enforce any of its terms, or any appeal therefrom, each party shall bear its own costs and expenses, including its own attorneys' fees; provided, however, that the Executive (or the Executive’s estate or other beneficiaries, as the case may be) will be entitled to reimbursement for reasonable costs and expenses, including reasonable attorneys' fees, with respect to such action if and to the extent that the Executive (or the Executive’s estate or other beneficiaries, as the case may be) is the prevailing party.

11.          Cooperation. Executive agrees that, after the termination of the Executive’s employment, the Executive  shall cooperate on a reasonable basis in the truthful and honest prosecution and/or defense of any claim in which the Company, its affiliates and/or its subsidiaries may have an interest (subject to reasonable limitations and the Executive's other commitments concerning time and place), which may include, without limitation, making himself available on a reasonable basis to participate in any proceeding involving the Company, its affiliates and/or its subsidiaries, appearing for depositions and testimony without requiring a subpoena, and producing and/or providing any documents or names of other persons with relevant information. The Company agrees to reimburse Executive for all expenses reasonably incurred by him and to pay reasonable compensation to Executive for and in connection with services provided by the Executive pursuant to this section.

12.          Travel Restrictions.  As is reasonable, Executive has the right to refuse travel to destinations deemed politically unstable or otherwise hostile and/or those that may represent a danger to the Executive's health and well-being.

13.          Notices.  Any notices permitted or required under this Agreement shall be deemed given upon the date of personal delivery or forty-eight (48) hours after deposit in the United States mail, postage fully paid, certified mail, return receipt requested, addressed to the Company at its principal headquarters address and to the Executive at the Executive’s last address on record with the Company.  Either party may change the address to which notices to such party shall be delivered personally or mailed by giving notice thereof to the other party hereto in accordance with the terms of this Section 13.

14.          Venue; Jurisdiction.  The validity, construction, interpretation, and enforceability of this Agreement shall be determined and governed by the laws (procedural and substantive) of the State of New Jersey without giving effect to the principles of conflicts of law. For the purpose of litigating any dispute that arises under this Agreement, the parties hereby consent to exclusive jurisdiction of, and agree that such litigation shall be conducted in, any state or federal court located in the State of New Jersey.

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15.          Binding Effect; Assignment.  Executive shall not, without the prior written consent of the Company, assign, transfer, or otherwise convey this Agreement, or any right or interest herein. This Agreement, and all rights and obligations of the Company or any of its successors, may be assigned or otherwise transferred to any of its successors and shall be binding upon and inure to the benefit of its successors. As used herein, the term “successor” shall mean any person, corporation or other entity that, by merger, consolidation, purchase of stock, assets, liquidation, voluntary or involuntary assignment, or otherwise, acquires all or a substantial part of the assets of the Company or succeeds to one or more lines of business of the Company.

16.          Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings and arrangements, both oral and written, between the parties hereto with respect to such subject matter, it being understood that this Agreement shall expressly supersede any employment agreement between Executive and the Company, and any amendments thereto. This Agreement may not be modified, amended, altered or rescinded in any manner, except by written instrument signed by all of the parties hereto; provided, however, that any waiver by either party with respect to any provision hereof, or the breach of any provision hereof by the other party, need be signed only by the party waiving such provision or breach; and provided, further, that the waiver by either party hereto of a breach or compliance with any provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or compliance.

17.          Severability.  In case any one or more of the provisions of this Agreement shall be held by any court of competent jurisdiction to be illegal, invalid or unenforceable in any respect, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held to be illegal, invalid, or unenforceable, shall not be affected thereby.

18.          Section Headings.  The section headings contained in this Agreement are for reference purposes only and shall not affect in any manner the meaning or interpretation of this Agreement.

19.          Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

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20.          Survival. The provisions of Sections 6-11 and 13-20 of this Agreement shall survive any termination of this Agreement and the termination of Executive's employment by either party for any reason.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

AQUESTIVE THERAPEUTICS, INC.		EXECUTIVE

By:	/s/ Keith J. Kendall	/s/ Daniel Barber
	Name: Keith J. Kendall	DANIEL BARBER
Title: President and Chief Executive Officer

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EXHIBIT A

SHAREHOLDERS AGREEMENT

See Attached

A-1

EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

See Attached

B-1

EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of June ___, 2018 (the “Effective Date”), is by and between Aquestive Therapeutics, Inc., a Delaware corporation (the “Corporation”), and Daniel Barber (“Executive”).  Except as otherwise indicated herein, capitalized terms used herein are defined in Section 7 hereof.

RECITALS

A.          In contemplation of the proposed initial Public Offering of the Corporation’s common stock, the Corporation has granted certain registration rights to the holders (each individually, a “Member”, and collectively, the “Members”) of the membership interests in, Aquestive Partners, LLC, a Delaware limited liability company and sole shareholder of the Corporation (“APL”) and the members of the board of directors of APL (the “Directors”); and

B.          The Corporation has agreed to grant to Executive, in accordance with the terms and conditions set forth in this Agreement, certain piggyback registration rights with respect to Executive’s shares of common stock, par value $.001 per share of the Corporation (the “Common Stock”) received by Executive upon consummation of an initial Public Offering of the Corporation’s Common Stock in exchange for Executive’s shares of Non-Voting Common Stock, par value $.001 per share, of the Corporation (the “Non-Voting Common Stock”) held by Executive as of the Effective Date;

NOW, THEREFORE, in consideration of the agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, and in contemplation of the proposed initial Public Offering, the parties to this Agreement intending to be legally bound hereby agree as follows:

1.          Piggyback Registrations.

(a)          Right to Piggyback.  Whenever the Corporation proposes to register all or any portion of one or more Members’ Registrable Securities under the Securities Act (each, a “Piggyback Registration”), including a Demand Registration on Form S-1, or any similar long-form registration (a “Long-Form Registration”), or on Form S-3 (including for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act) or any similar short-form registration (a “Short-Form Registration”), the Corporation shall give written notice to Executive of its intention to effect such a registration and of Executive’s rights under this Section 1.  Upon the written request of Executive delivered to the Corporation within twenty (20) days after Executive’s receipt of such notice from the Corporation (which request must specify the number of shares of Common Stock which Executive wishes to be included in such registration), the Corporation shall include in such registration (subject to the provisions of this Agreement) all of Executive’s shares of Common Stock requested to be registered pursuant to this Section 1, together with Registrable Securities requested to be registered in such Piggyback Registration from the other holders of Registrable Securities.

(b)          Priority on Piggyback Registrations. The Piggyback Registration rights provided for in this Section 1 shall be subject to the right of the Corporation and the underwriters of any Public Offering, in view of market conditions and in their reasonable and good faith opinion, to reduce the number of securities proposed to be registered in any offering; provided that to the extent Executive requests to participate in a Piggyback Registration, Executive’s Registrable Securities shall not be reduced until all of the Registrable Securities participating in such Piggyback Registration are reduced and the Registrable Securities to be registered in such Piggyback Registration shall be reduced in accordance with the following allocation:

(i)          first, all securities proposed to be sold by the Corporation, if such registration is one that is an underwritten Public Offering initiated by the Corporation for its account;

(ii)          second, all Registrable Securities requested to be included in such Piggyback Registration by holders of Demand Registration rights and Other Priority Holders, pro rata among such holders of Demand Registration rights and Other Priority Holders on the basis of the percentage of the Registrable Securities requested to be included in such Piggyback Registration by such holders; and

(iii)          third, all other Registrable Securities requested to be included in such Piggyback Registration pro rata among all such other holders on the basis of the percentage of the Registrable Securities requested to be included in such offering by such other holders;

provided that Executive may withdraw Executive’s request for inclusion in such Piggyback Registration at any time prior to executing the underwriting agreement or, if none, prior to the applicable registration statement becoming effective.

(c)          Other Registrations. The Piggyback Registration rights provided for in this Section 1 shall not apply to securities which may be sold pursuant to Rule 144 under the Securities Act without volume or manner-of-sale restrictions and without the requirement for the Corporation to be in compliance with the current public information requirement under Rule 144(c)(1).

2.          Holdback Period; Lockup Agreements.

(a)          Prohibited Actions during Holdback Period.  Executive agrees that in connection with any Piggyback Registration that is an underwritten Public Offering of the Corporation’s equity securities, from the date on which the Corporation gives written notice to Executive that a registration statement becomes effective for such underwritten Public Offering to the date that is 180-days following the date of the final prospectus for such underwritten Public Offering (each such period, a “Holdback Period”), Executive shall not without the prior written consent of the underwriter: (1) offer, sell, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of) any shares of the Corporation’s equity securities or any securities convertible into or exercisable or exchangeable for the Corporation’s equity securities or warrants or other rights to acquire shares of the Corporation’s equity securities of which Executive is now, or may in the future become, the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (such shares, securities, warrants or rights collectively, the “Restricted Securities”), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic benefits or risks of ownership of such Restricted Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Corporation’s equity securities or other securities, in cash or otherwise, or (3) publicly disclose the intention to enter into any transaction described in clause (1) or (2) above.  Executive also agrees and consents to the entry of stop transfer instructions with the Corporation’s transfer agent and registrar against the Transfer of Restricted Securities owned either of record or beneficially by Executive except in compliance with the foregoing restrictions.  The foregoing provisions of this Section 2(a) shall not apply to Registrable Securities that are otherwise subject to a lock-up agreement contemplated by Section 2(b) and shall be applicable to Executive only if all officers and directors of the Corporation and all stockholders owning more than 10% of the Corporation’s outstanding common stock are subject to the same restrictions.

(b)          Lockup Agreements, etc. In connection with any underwritten Public Offering of the Corporation’s equity securities, Executive agrees to enter into any holdback, lockup or similar customary agreement in customary forms as may be reasonably requested by the underwriters managing such underwritten Public Offering.

3.          Registration Procedures. Whenever Executive has requested that any of Executive’s Registrable Securities be registered pursuant to this Agreement, the Corporation shall use reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Corporation shall as expeditiously as possible:

(a)          prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use reasonable best efforts to cause such registration statement to become effective as soon as practicable thereafter, in each case in accordance with the Securities Act and all applicable rules and regulations promulgated thereunder;

(b)          notify in writing Executive of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments, post-effective amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(c)          furnish to Executive a number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), each Free-Writing Prospectus (as defined in Rule 405 of the Securities Act) and such other documents as Executive may reasonably request in order to facilitate the disposition of the Registrable Securities owned by Executive;

(d)          promptly notify in writing Executive, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement (i) contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made or (ii) is otherwise not legally available to support sales of Registrable Securities, and, at the request of Executive, the Corporation shall promptly prepare and furnish to Executive a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(e)          cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Corporation are then listed;

(f)          provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(g)          enter into and perform such customary agreements (including underwriting agreements in customary form) in order to expedite or facilitate the disposition of Registrable Securities (including, without limitation, a stock split or combination);

(h)          otherwise use reasonable best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission;

(i)          in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any equity securities included in such registration statement for sale in any jurisdiction, the Corporation shall use reasonable best efforts promptly to obtain the withdrawal of such order;

(j)          use reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

(k)          take all reasonable actions to ensure that any Free-Writing Prospectus utilized in connection with any Piggyback Registration hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(l)          obtain one or more “cold comfort” letters, dated the effective date of such registration statement (and, if such registration includes an underwritten Public Offering, dated the date of the closing under the underwriting agreement and addressed to the underwriters), from the Corporation’s independent public accountants in customary form and covering such matters of the type customarily covered by such letters as the holders of a majority of the Registrable Securities being sold in such registered offering reasonably request;

(m)          provide a legal opinion of the Corporation’s outside counsel, dated the effective date of such registration statement (or, if such registration includes an underwritten Public Offering, dated the date of the closing under the underwriting agreement and addressed to the underwriters), with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature; and

(n)          cooperate with Executive to facilitate the timely preparation and delivery of certificates (or electronic notation through the use of The Depository Trust Corporation's Direct Registration System) representing the Registrable Securities to be sold pursuant to such registration statement or Rule 144 free of any restrictive legends and representing such number of shares of common stock registered in such names as Executive may reasonably request in a reasonable period of time prior to sales of Registrable Securities pursuant to such registration statement or Rule 144.

4.          Registration Expenses.

All expenses (exclusive of sales commissions, stock transfer taxes, underwriting discounts and the fees and disbursements of counsel for the selling security holders, other than one special counsel for the selling security holders, all of which shall be borne by the selling security holders in proportion to their respective pro rata share of Registrable Securities sold in such Piggyback Registration) incurred in complying with its obligations pursuant to this Agreement and in connection with the registration and disposition of Registrable Securities shall be paid by the Corporation, including, without limitation, all: (a) registration and filing fees (including, without limitation, any fees relating to filings required to be made with, or the listing of any Registrable Securities on, any securities exchange or over-the-counter trading market on which the Registrable Securities are listed or quoted); (b) underwriting expenses (other than fees, commissions or discounts); (c) expenses of any audits incident to or required by any such registration; (d) fees and expenses of complying with securities and “blue sky” laws (including, without limitation, fees and disbursements of counsel for the Corporation in connection with “blue sky” qualifications or exemptions of the Registrable Securities); (e) printing expenses; (f) messenger, telephone and delivery expenses; (g) fees and expenses of the Corporation's counsel and accountants; (h) Financial Industry Regulatory Authority, Inc. filing fees (if any); and (ii) fees and expenses of one counsel for the holders of Registrable Securities participating in such registration as a group (selected by the holders of Demand Registration rights and, if none are participating in such registration, by holders initially requesting such registration).

5.          Indemnification.

(a)          Indemnification of Holders of Registrable Securities and Underwriters. The Corporation agrees to indemnify and hold harmless, to the fullest extent permitted by law, Executive against all losses, claims, damages, liabilities, and expenses (or actions or proceedings, whether commenced or threatened, in respect thereof), whether joint and several or several, together with reasonable costs and expenses (including reasonable attorneys’ fees) to which Executive may become subject under the Securities Act or otherwise (collectively, “Losses”) caused by, resulting from, arising out of, based upon, or relating to: (i) any untrue or alleged untrue statement of material fact contained in (A) any registration statement, prospectus or preliminary prospectus, free writing prospectus, or any amendment thereof or supplement thereto or (B) any application or other document or communication (in this Section 5 each, an “application”) executed by or on behalf of the Corporation or based upon written information furnished by or on behalf of the Corporation filed in any jurisdiction in order to qualify any securities covered by such registration under the “blue sky” or securities laws thereof; (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Corporation or APL of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Corporation or APL and relating to action or inaction required of the Corporation or APL in connection with any such registration, qualification or compliance; provided, that the Corporation shall not be liable in any such case to the extent that any such Losses result from, arise out of, are based upon, or relate to an untrue statement or alleged untrue statement, or omission or alleged omission, made in such registration statement, any such prospectus, or preliminary prospectus or any amendment thereof or supplement thereto, or in any application, in each case, made in reliance upon, and in conformity with, written information prepared and furnished in writing to the Corporation by Executive expressly for use therein or by Executive’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Corporation has furnished Executive with a sufficient number of copies of the same prior to any written confirmation of sale of Registrable Securities.

(b)          Provision of Information; Indemnity of holders. In connection with any registration statement in which Executive is participating, Executive will furnish to the Corporation in writing such information and affidavits as the Corporation reasonably requests for use in connection with any such registration statement or prospectus and, to the fullest extent permitted by law, shall indemnify and hold harmless the Corporation, and its officers, directors, agents, and employees, and each other Person who controls the Corporation (within the meaning of the Securities Act) against any Losses caused by, resulting from, arising out of, based upon, or relating to: (i) any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto or in any application; or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or omission is made in such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in each case, in reliance upon and in conformity with written information prepared and furnished to the Corporation by Executive with respect to Executive’s participation in such Piggyback Registration and expressly for use therein, and Executive will reimburse the Corporation and each such other indemnified party for any reasonable legal or any other expenses incurred by them in connection with investigating or defending any such Losses; provided that the obligation to indemnify shall be several, not joint and several, for Executive and any other holder of Registrable Securities participating in such Piggyback Registration against whom the Corporation has a claim for Losses with respect to such Piggyback Registration, and shall be limited to the net amount of proceeds (after underwriting fees, commissions or discounts) actually received by Executive from the sale of Executive’s Registrable Securities pursuant to such registration statement.

(c)          Claims. Any Person entitled to indemnification hereunder will: (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party); and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, then the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld, delayed or conditioned). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay: (i) the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim; or (ii) any settlement made by any indemnified party without such indemnifying party’s consent (but such consent will not be unreasonably withheld, delayed or conditioned).

(d)          Additional Indemnification Rights. The indemnification provided for under this Agreement shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract, and will remain in full force and effect regardless of any investigation made or omitted by or on behalf of the indemnified party or any officer, director, or controlling Person of such indemnified party and shall survive the transfer of securities.

(e)          Contribution. If the indemnification provided for in this Section 5 is unavailable to or is insufficient to hold harmless an indemnified party under the provisions above in respect to any Losses referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative fault of the Corporation on the one hand and the sellers of Registrable Securities and any other sellers participating in the registration statement on the other hand (proportional to the number of Registrable Securities of such sellers participating in such registration statement) or (ii) if the allocation provided by clause (i) of this Section 5(e) is not permitted by applicable law, then in such proportion as is appropriate to reflect not only the relative fault referred to in clause (i) of this Section 5(e) but also the relative benefit of the Corporation on the one hand and of the sellers of Registrable Securities (including Executive) and any other sellers participating in the registration statement on the other in connection with the statement or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Corporation on the one hand and the sellers of Registrable Securities (including Executive) and any other sellers participating in the registration statement on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) to the Corporation bear to the total net proceeds from the offering (before deducting expenses) to the sellers of Registrable Securities (including Executive) and any other sellers participating in the registration statement. The relative fault of the Corporation on the one hand and of the sellers of Registrable Securities (including Executive) and any other sellers participating in the registration statement on the other shall be determined by reference to, among other things, whether the untrue statement or alleged omission to state a material fact relates to information supplied by the Corporation or by the sellers of Registrable Securities (including Executive but only in Executive’s capacity as a seller of Registrable Securities and not as an employee of the Corporation) or other sellers participating in the registration statement and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(f)          Contribution Limits. The Corporation and Executive agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the sellers of Registrable Securities were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in Section 5(e). The amount paid or payable by an indemnified party as a result of the Losses referred to in Section 5(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, Executive shall not be required to contribute pursuant to this Section 5 any amount in excess of the sum of (i) any amounts paid pursuant to Section 5(b) and (ii) net amount of proceeds (after underwriting fees, commissions or discounts) actually received by Executive from the sale of Registrable Securities covered by the registration statement filed pursuant hereto. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

6.          Participation in Underwritten Registrations.

(a)          Cooperation with Underwriting Arrangements.  Executive may not participate in any underwritten registration hereunder unless Executive: (i) agrees to sell Executive’s securities on the basis provided in any underwriting arrangements approved by the Corporation or such other Person or Persons entitled to approve such arrangements (including pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s), provided that Executive will not be required to sell more than the number of Registrable Securities that Executive has requested the Corporation to include in any Piggyback Registration); and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other customary documents reasonably required under the terms of such underwriting arrangements; provided that Executive shall not be required to make any representations or warranties to the Corporation or the underwriters (other than representations and warranties regarding Executive) or to undertake any indemnification obligations to the Corporation or the underwriters with respect thereto, except as otherwise provided in Section 5.

(b)          Supplements or Amendments to Prospectus. Executive agrees that, upon receipt of any notice from the Corporation of the happening of any event of the kind described in Section 3(d), Executive will immediately discontinue the disposition of his Registrable Securities pursuant to the registration statement until Executive’s receipt of the copies of a supplemented or amended prospectus as contemplated by Section 3(d). In the event the Corporation shall give any such notice, the applicable time period mentioned in Section 3(b) during which a registration statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this Section 6(b) to and including the date when Executive shall have received the copies of the supplemented or amended prospectus contemplated by Section 3(c).

7.          Definitions.

“Affiliate” of a Person means any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. For purposes of the foregoing: (a) each of APL, MRX Partners, LLC, Monoline RX, LP, Monoline RX II, LP, Monoline RX III, LP and MonoSol Rx Genpar, and each officer, director, manager, member or partner of any of the foregoing, shall be deemed an Affiliate of the others; (b) each of Richard C. Fuiz and Joseph M. Fuisz shall be deemed an Affiliate of Kosmos Pharma Ltd.; and (c) each direct or indirect equityholder and each beneficial owner of a Member shall be deemed an Affiliate of that Member.

“APL LLC Agreement” means that certain limited liability company of APL dated as of January 1, 2018, by and among APL and the members of APL, as amended.

“Demand Registration” means a Series A-2 Demand Registration or a Series A-3 Demand Registration, as applicable.

“Other Priority Holders” means any executive employee of the Corporation (which may include the Executive) who has been granted registration rights by the Corporation with respect to such executive employee’s Registrable Securities and who elects to have any such Registrable Securities registered in any Public Offering and who is not eligible to sell such Registrable Securities under Rule 144 of the Securities Act.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or other entity, or a government or any branch, department, agency, political subdivision or official thereof.

“Public Offering” means a public offering and sale of the Corporation’s equity securities pursuant to an effective registration statement under the Securities Act; provided that a Public Offering shall not include an offering made in connection with a business acquisition or combination pursuant to a registration statement on Form S‑4 or any similar form, or an employee benefit plan pursuant to a registration statement on Form S‑8 or any similar form.

“Registrable Securities” means: (a) the common stock of the Corporation owned either of record or beneficially by Executive upon exchange of Executive’s Non-Voting Common Stock upon the initial Public Offering of the Corporation; (b) the common stock of the Corporation held of record or beneficially by, or to be issued or distributed upon the consummation of the initial Public Offering, to the Members and/or their respective Affiliates and their respective permitted transferees; (c) the common stock of the Corporation (or other equity securities of the Corporation convertible into common stock of the Corporation) owned either of record or beneficially by any of the Directors or any other Persons holding piggyback registration rights granted by the Corporation on or before the Effective Date; and (d) any common stock issued or issuable with respect to any shares described in subsections (a) through and including (c) above by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other reorganization or other similar event with respect to the common stock (it being understood that, for purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to then acquire or obtain from APL or the Corporation any Registrable Securities, whether or not such acquisition has actually been effected).  As to any particular equity securities of the Corporation constituting Registrable Securities, such equity securities of the Corporation will cease to be Registrable Securities (x) when they have been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (y) when they are eligible to be sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or by any similar provision then in force) under the Securities Act without volume or manner-of-sale restrictions and without the requirement for the Corporation to be in compliance with the current public information requirement under Rule 144(c)(1), in each case in compliance with the terms and conditions of this Agreement, or (z) if Executive is no longer an employee of the Corporation or any of its subsidiaries at the time when the Corporation has an obligation to provide Executive notice under Section 1 above of a proposed Piggyback Registration (other than as a result of a termination without “Cause” by the Corporation or termination with “Good Reason” by Executive (each as defined under the Employment Agreement between the Corporation and Executive dated as of the Effective Date)).

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Series A-2 Preferred Interests” means the Membership Interests comprised of “Series A-2 Preferred Interests” (as defined in the APL LLC Agreement) outstanding from time to time.

“Series A-3 Preferred Interests” means the Membership Interests comprised of “Series A-3 Preferred Interests” (as defined in the APL LLC Agreement) outstanding from time to time.

“Transfer” means the sale, transfer, assignment, pledge or other disposal of (whether directly or indirectly, whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest (legal or beneficial) in any Registrable Securities.

9.          Miscellaneous.

(a)          Confidentiality.  Executive hereby agrees that upon receiving notice of a pending Demand Registration or Piggyback Registration under this Agreement, Executive shall not, without the prior written consent of the Corporation, disclose the existence of such pending Demand Registration or Piggyback Registration or any information relating thereto, to a third party, other than on a “need to know” basis to any agent or other representative of Executive, and Executive shall maintain and cause its agents and representatives to maintain, the confidentiality of such information until the public announcement or earlier termination of such Public Offering.

(b)          Termination.

(i)          This Agreement shall automatically terminate and become null and void: (A) at such time as the underwriters in the proposed initial Public Offering, on the one hand, or the Corporation, on the other hand, advises the other in writing, prior to the execution of an underwriting agreement relating to the initial Public Offering (the “Underwriting Agreement”), that it has determined not to proceed with the proposed initial Public Offering; (B) upon the termination of the Underwriting Agreement before the closing of the initial Public Offering; (C) on September 30, 2018, if the initial Public Offering shall not have closed by such date; provided, however, that the underwriters or the Corporation shall not have extended such date; or (D) if, prior to the election of Executive to participate in any Piggyback Registration pursuant to Section 1, Executive’s employment with the Corporation or any of its subsidiaries terminates (other than as a result of a termination without “Cause” by the Corporation or termination with “Good Reason” by Executive (each as defined under the Employment Agreement between the Corporation and Executive dated as of the Effective Date)).

(ii)          After the closing of an initial Public Offering, this Agreement shall automatically terminate and become null and void when Executive no longer owns either of record or beneficially any Registrable Securities; provided, that the provisions of Section 5 and Section 6 shall survive any such termination.

(c)          Amendment and Waiver. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Corporation and Executive, and any amendment to which such written consent is obtained shall be binding upon the Corporation and Executive. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(d)          Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(e)          Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Corporation and Executive and their respective successors and assigns.

(f)          Remedies; Third-Party Beneficiaries. The parties hereto acknowledge and agree that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Corporation and Executive shall have the right to specific performance and other injunctive relief, in addition to all of its rights and remedies at law or in equity, to enforce the provisions of this Agreement. Nothing contained in this Agreement shall be construed to confer upon any Person who is not a signatory hereto or any successor or assign of a signatory hereto any rights or benefits, as a third party beneficiary or otherwise; provided that the Corporation’s successor and assigns is an express third-party beneficiary of this Agreement.

(g)          Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when personally delivered, sent by telecopy (with receipt confirmed) on a business day during regular business hours of the recipient (or, if not, on the next succeeding business day) or three (3) business days after sent by reputable overnight express courier (charges prepaid), at the address listed below for the Corporation and the address listed on the signature page hereto for Executive, or at any other address for Executive listed in the Corporation’s records:

If to the Corporation:

Aquestive Therapeutics, Inc.
30 Technology Drive
Warren, New Jersey 07059
Attention: Chief Financial Officer
Facsimile: (908) 561–1209

With a copy to:

Day Pitney LLP
One Jefferson Road
Parsippany, New Jersey 07054
Attention: Lori J. Braender
Facsimile: (973) 206-6093

(h)          GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE. THE DELAWARE GENERAL CORPORATIONS LAW WILL GOVERN ALL ISSUES CONCERNING THE RELATIVE RIGHTS OF THE CORPORATION AND ITS SHAREHOLDERS. ALL OTHER ISSUES CONCERNING THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (PROCEDURAL AND SUBSTANTIVE) OF THE STATE OF NEW JERSEY, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW JERSEY OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW JERSEY. EACH PARTY HERETO HEREBY SUBMITS TO THE CO-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEW JERSEY, AND OF ANY NEW JERSEY STATE COURT OVER ANY LAWSUIT UNDER THIS AGREEMENT AND WAIVES ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN. EACH PARTY HERETO HEREBY WAIVES THE NECESSITY FOR PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL (RETURN RECEIPT REQUESTED), IN EACH CASE DIRECTED TO SUCH PARTY AT ITS ADDRESS SET FORTH IN, AND WITH COPIES SENT AS REQUIRED BY, SECTION 8(g) ABOVE, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED ON THE DATE OF ACTUAL RECEIPT. EACH PARTY HERETO HEREBY CONSENTS TO SERVICE OF PROCESS AS AFORESAID. NOTHING IN THIS SECTION 8(h) WILL PROHIBIT PERSONAL SERVICE IN LIEU OF THE SERVICE BY MAIL CONTEMPLATED HEREIN.

(i)          Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(j)          Entire Agreement. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(k)          Counterparts. This Agreement may be executed in any number of counterparts (including by .pdf file exchanged via email or other electronic transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

AQUESTIVE THERAPEUTICS, INC.

By:
Name:
Title:

EXECUTIVE

DANIEL BARBER

Executive’s Address

EXHIBIT C

GENERAL RELEASE

In exchange for certain payments and benefits to be provided to me by Aquestive Therapeutics, Inc. pursuant to the Employment Agreement dated as of ______, 2018, between the undersigned executive (the “Executive”) and Aquestive Therapeutics, Inc., the Executive hereby knowingly and voluntarily waives, releases and discharges Aquestive Therapeutics, Inc., its predecessors, successors, parent corporations, subsidiaries, affiliates and each of their employees, officers and directors, agents, trustees, and fiduciaries (the “Company”) from any and all claims, liabilities, demands, and causes of action, which the Executive  may have or claim to have against the Company, including any and all claims arising out of or relating in any way to the Executive's employment and/or separation of employment from the Company. This General Release specifically waives and releases all rights, claims, causes of action, demands, and liabilities which may arise up to and including the date the Executive signs this General Release. This General Release does not, however, waive or release any rights or claims which may arise after the date the Executive signs this General Release. This General Release of claims includes, but is not limited to:

a..          all State and Federal statutory claims including, but not limited to, claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Older Worker Benefit Protection Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Sarbanes-Oxley Act, the Employee Retirement Income Security Act, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, the New Jersey Law Against Discrimination, the New Jersey Civil Rights Act, the New Jersey Civil Union Act, the New Jersey Wage and Hour Law, the New Jersey Conscientious Employee Protection Act, the New Jersey Domestic Partnership Act, and the New Jersey Family Leave Act;

b.          All claims arising under the United States and New Jersey Constitutions;

c.          All claims arising under any Executive Order or derived from or based upon any State or Federal regulations;

d.          All common law claims including, but not limited to, claims for wrongful or constructive discharge, public policy claims, retaliation claims, claims for breach of an express or implied contract, claims for breach of an implied covenant of good faith and fair dealing, intentional infliction of emotional distress, defamation, fraud, conspiracy, loss of consortium, tortious interference with contract or prospective economic advantage, promissory estoppel and negligence;

e.          All claims for any compensation including, but not limited to, back wages, front pay, overtime pay, bonuses or awards, fringe benefits, reinstatement, retroactive seniority, pension benefits, or any other form of economic loss;

f.           All claims for personal injury including, but not limited to, physical injury, mental anguish, emotional distress, pain and suffering, embarrassment, humiliation, damage to name or reputation, liquidated damages, and punitive damages; and

g.          All claims for costs and attorneys' fees.

The Executive hereby acknowledges that the Company is advising the Executive in writing that the Executive  should consult with an attorney prior to executing this General Release. The Executive hereby states that the Executive  has had the opportunity to discuss this General Release with whomever the Executive wished, including an attorney of the Executive’s own choosing. The Executive further states that the Executive  has had the opportunity to read, review, and consider all of the provisions of this General Release; that the Executive understands its provisions and its binding effect on him; and that the Executive is entering into this General Release freely, voluntarily, and without duress or coercion. The Executive acknowledges that the Executive  has not relied upon the Company employees, officers or directors, counsel, agents or accountants for any legal, tax or other advice, and the Executive has, to the extent the Executive deems necessary, consulted with the Executive’s own advisors as to these matters. The Executive represents that the Executive  has not filed any grievance, charge, claim, or complaint of any kind seeking personal recovery or personal injunctive relief against the Company or any of its owners, officers, directors, employees or agents, with respect to any matter, including but not limited to, the Executive’s employment with the Company and/or the separation of that employment. Nothing contained in this paragraph shall prohibit the Executive from (a) bringing any action to enforce the terms of this Agreement and General Release; (b) filing a timely charge or complaint with the Equal Employment Opportunity Commission (“EEOC”) regarding the validity of this Agreement and General Release; (c) filing a timely charge or complaint with the EEOC or participating in any investigation or proceeding conducted by the EEOC regarding any claim of employment discrimination (although the Executive has waived any right to personal recovery or personal injunctive relief in connection with any such charge or complaint); (d) initiating or engaging in communication with, responding to any inquiry from, or otherwise providing information to, any other federal or state regulatory, self-regulatory or enforcement agency or authority; or (e) seeking or obtaining an award under the whistleblower provisions of the federal securities laws.

The Executive understands that the Executive  has twenty-one (21) calendar days within which to consider this General Release before signing it. The Executive also understands that the Executive  is free to use as much of the twenty-one (21) calendar day period as the Executive  wishes or considers necessary before deciding to sign this General Release. The Executive may revoke the Executive’s signature of this General Release within seven (7) calendar days of signing it by delivering written notice of revocation to the Director of Human Resources of the Company, 30 Technology Drive South, Warren, New Jersey 07059. If Executive has not revoked the Executive’s signature of this General Release by written notice delivered within the seven (7) calendar day period, it becomes effective immediately thereafter.

The Executive understands that the Executive’s failure or refusal to execute this General Release or the Executive’s timely revocation of this General Release will result in forfeiture of any severance payments and benefits.

BY SIGNING THIS GENERAL RELEASE, THE EXECUTIVE ACKNOWLEDGES THAT:

THE EXECUTIVE HAS READ IT;

THE EXECUTIVE UNDERSTANDS IT AND KNOWS THAT HE/SHE IS GIVING UP IMPORTANT RIGHTS;

THE EXECUTIVE AGREES WITH EVERYTHING IN IT;

THE EXECUTIVE HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS GENERAL RELEASE; AND

THE EXECUTIVE HAS SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY.

EXECUTIVE

DANIEL BARBER

AQUESTIVE THERAPEUTICS, INC.

By:
Name:
Title: